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                                                                  Exhibit 10.36


                                                               [Execution Copy]


                 THIRD AMENDMENT TO LOAN AGREEMENT AND AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AGREEMENT AND AGREEMENT (herein called the "Amendment") dated as of December 15, 2000 (the "Amendment Closing Date"), by and among Hispanic Television Network, Inc., a Delaware corporation ("Borrower") and Goff Moore Strategic Partners, L.P. and GAINSCO, Inc., representing Majority Lenders, as defined in the Original Loan Agreement defined below.

                              W I T N E S S E T H:

         WHEREAS, Borrower, Majority Lenders and the other Lenders set forth therein entered into that certain Loan Agreement dated as of July 25, 2000, and have most recently entered into that certain Second Amendment to Loan Agreement and Agreement dated as of November 6, 2000 (the "Second Amendment") (such Agreement, as amended (including by virtue of the Second Amendment), supplemented or modified to the date hereof, the "Original Loan Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided;

         WHEREAS, Borrower executed those certain Warrants in favor of each Lender, pursuant to the terms of the Original Loan Agreement (herein referred to collectively as the "Warrants" and individually as a "Warrant");

         WHEREAS, pursuant to the terms of the Original Loan Agreement, Borrower executed certain Security Documents in favor of each Lender, including that certain Pledge Agreement dated as of July 25, 2000, for the benefit of each Lender (the "Pledge Agreement); and

         WHEREAS, Borrower and Majority Lenders desire to amend the Original Loan Agreement for the purposes as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           DEFINITIONS AND REFERENCES

         Section 1. TERMS DEFINED IN THE ORIGINAL LOAN AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Loan Agreement shall have the same meanings whenever used in this Amendment.

         Section 1. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

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                  "AMENDMENT" means this Third Amendment to Loan Agreement.

                  "LOAN AGREEMENT" means the Original Loan Agreement as amended hereby.

                                   ARTICLE II.

                AMENDMENTS TO ORIGINAL LOAN AGREEMENT AND CONSENT

         Section 2. FUNDING OF THE ESCROWED FUNDS. The last sentence of
Section 1.2 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "The funding of the Escrowed Funds to the Company shall occur as follows: (i) $1,000,000 of the Escrowed Funds (herein referred to as the "Initial Escrow Amount"), not including interest which has accrued on the Escrowed Funds while being held in escrow, shall be funded to the Company on or before November 6, 2000, and (ii) $387,400 of the Escrowed Funds (herein referred to as the "Second Escrow Amount"), not including interest which has accrued on the Escrowed Funds while being held in escrow, shallbe funded to the Company on or before December 15, 2000. The Company shall not be entitled to receive any other Escrowed Funds, and the parties agree that those Escrowed Funds remaining after the funding of the Initial Escrow Amount and the Second EscrowAmount (herein referred to as the "Remaining Escrowed Funds") shall be returned PRO RATA to each Lender. The Initial Escrow Amount and the Second Escrow Amount shall be applied PRO RATA to each Lender, in accordance with the Percentage Shares at the time of the release of the Initial Escrow Amount and the Second Escrow Amount to the Company, respectively."

         Section 2. DISTRIBUTION OF REMAINING ESCROWED FUNDS TO LENDERS. The parties agree that upon the funding of the Second Escrow Amount to the Company, Lenders shall have no additional obligation to lend any Remaining Escrowed Funds to the Company, and the Remaining Escrowed Funds shall be returned to Lenders. Therefore, the Company and Majority Lenders hereby agree and covenant to promptly execute a certificate in the form prescribed in the Escrow Agreement for the purpose of instructing the Escrow Agent to distribute (i) the Second Escrow Amount to the Company, and (ii) the Remaining Escrowed Funds to Lenders as required pursuant to the terms of Section 1.2 and this Amendment.

         As a consequence of the agreement set forth in this Section 2.2,
Article 4A. of the Original Loan Agreement is hereby deleted in its entirety.

                                       2
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                                  ARTICLE II.A.

                       AGREEMENTS RELATING TO THE WARRANTS

         Section 2.1A. EXERCISE PRICE. Notwithstanding anything to the contrary in the Warrants, Borrower hereby agrees that the Exercise Price (as such term is defined in the Warrants) shall not exceed $0.75. Therefore, in the event that pursuant to the operation of clauses (a) through (e) of the definition of Exercise Price, the Exercise Price is determined to be an amount which exceeds $0.75, such amount shall be disregarded and the Exercise Price shall equal $0.75, in lieu thereof. Such Exercise Price, as determined pursuant to clauses (a) through (e) of the definition of Exercise Price and this Section 2.1A, shall be applied to the determination of the number of Shares.

         Section 2.2A. ILLUSTRATIVE EXAMPLE. As an illustrative example of the operation of Section 2.1A of this Amendment andSection 2.2A of the Second Amendment (which effected an increase in the number of Shares exercisable pursuant to the Warrant), if without giving effect to this Amendment and the Second Amendment the clause (c) of the definition of Exercise Price would have resulted in an Exercise Price of $3.00 per share, such amount shall be disregarded and the maximum Exercise Price of $0.75 per Share shall apply. Furthermore, in order to determine the number of Shares pursuant to the Warrant, if a Purchaser (as definedin the Warrant) loaned $950,000 to the Company and the interest payable under such loan was $50,000, the total amount loaned to the Company under the Loan Agreement was $4.75 million and the interest payable under such loans was $250,000, and the ExercisePrice was $0.75 per share (pursuant to the application of Section 2.1A), then without giving effect to Section 2.2A of the Second Amendment (and assuming that the Company has repaid in full all amounts owing pursuant to the Loan Agreement on or before January 31, 2001), the Shares would be 1,333,333 (i.e., $5,000,000 divided by $0.75, with such quotient (6,666,667) multiplied by 1/5), and after giving effect to Section 2.2A, the Shares would be 1,666,667 (1,333,333 multiplied by 125%). As an additional illustrative example, in the event that such 1,333,333 Shares (without giving effect to the Second Amendment) is increased to 2,000,000 because the Company has not repaid in full all amounts owing pursuant to the Loan Agreement on or prior to March 15, 2001,then Section 2.2A shall operate to increase the number of Shares to 2,500,000 (2,000,000 times 125%). The parties also acknowledge that the Exercise Price and the determination of the number of Shares (as determined after giving effect to this Amendment)shall also be subject to adjustment pursuant to Section 3 of the Warrant.

         Section 2.4A. CONFIRMATION OF THIS ARTICLE IIA. Immediately after the effectiveness of this Amendment, the Company shall issue a supplement for attachment to each Warrant (in suchform as is reasonably satisfactory to Majority Lenders) that will set forth the provisions of this Article IIA and the provisions of Article IIA of the Second Amendment (it being recognized that this Article IIA shall be effective upon the date of this Amendment regardless of the date upon which such supplement is delivered to the holders of Warrants).

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                                  ARTICLE III.

                           CONDITIONS OF EFFECTIVENESS

         Section 3. EFFECTIVE DATE. This Amendment shall become effective when, and only when:

         (a) Majority Lenders shall have received, at Majority Lenders' office, a counterpart of this Amendment executed and delivered by Borrower; and

         (b) Majority Lenders shall have received such other supporting documents as Majority Lenders may reasonably request; and

         Section 3. EXPENSES OF COUNSEL. In connection with this Amendment and the Second Amendment, the Company shall have the obligation to reimburse the Majority Lenders for the fees and expenses of their counsel in the amount of $15,000. The Company shall pay this amount to Majority Lenders on or prior to January 31, 2001.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Majority Lenders to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article III of the Original Loan Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Loan Agreement.

(b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder and thereunder.

(c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

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(d)      When duly executed and delivered, this Amendment will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5. RATIFICATION OF AGREEMENTS. The Original Loan Agreement, as hereby amended is hereby ratified and confirmed in allrespects. The Loan Documents and the Escrow Agreement, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document or in the Escrow Agreement shall be deemed to be a reference to the Original Loan Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

         Section 5. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements containedin any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

         Section 5.3. LOAN DOCUMENTS. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto and thereto.

         Section 5.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. COUNTERPARTS; FAX. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

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         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                      BORROWER:

                                      HISPANIC TELEVISION NETWORK, INC.



                             By:      /s/ Franklin Byrd
                                      -------------------------------
                                      Franklin Byrd
                                      Chief Financial Officer and Secretary

                                      MAJORITY LENDERS:

                                      GOFF MOORE STRATEGIC PARTNERS, L.P.

                                      By:  GMSP Operating Partners, L.P., its
                                      general partner

                                      By:  GMSP, L.L.C.


                                      By:         /s/ J. Randall Chappel
                                            -----------------------------------
                                               J. Randall Chappel, Principal

                                      GAINSCO, INC.


                                      By:         /s/ Richard M. Buxton
                                            -----------------------------------
                                               Name: Richard M. Buxton